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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Sierra Health Services, Inc. on Form S-4 of our report dated February 10, 1995, appearing in the Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

August 16, 1995